CONSENT OF WILLIAM LYTLE

The undersigned hereby consents to the references to, and the information derived from scientific and technical information regarding operation matters contained in the Management's Discussion and Analysis which appears as Exhibit 99.3 to the Annual Report on Form 40-F filed by B2Gold Corp., for the year ended December 31, 2022, and to the references, as applicable, to the undersigned's name, including as an expert or "qualified person" included in or incorporated by reference in this Registration Statement on Form F-3 of B2Gold Corp.

/s/ William Lytle
William Lytle

August 28, 2023